EXHIBIT 99.2

DIRECTORS AND EXECUTIVE OFFICERS OF

Skandinaviska Enskilda Banken AB (publ)

The name and citizenship of each director and executive officer of Skandinaviska Enskilda Banken AB (publ) are set forth below. The business address of each person listed below is SE-106 40 Stockholm, Sweden. The present principal occupation or employment of each of the listed persons is set forth below.

Name	Present Principal Occupation	Citizenship
Membership of the Board of Directors
Marcus Wallenberg	Director, Skandinaviska Enskilda Banken AB (publ)	Swedish
Tuve Johannesson	Director, Skandinaviska Enskilda Banken AB (publ)	Swedish
Jacob Wallenberg	Director, Skandinaviska Enskilda Banken AB (publ)	Swedish
Johan H. Andresen, Jr.	Director, Skandinaviska Enskilda Banken AB (publ)	Norwegian
Signhild Arnegård Hansen	Director, Skandinaviska Enskilda Banken AB (publ)	Swedish
Urban Jansson	Director, Skandinaviska Enskilda Banken AB (publ)	Swedish
Birgitta Kantola	Director, Skandinaviska Enskilda Banken AB (publ)	Finnish
Tomas Nicolin	Director, Skandinaviska Enskilda Banken AB (publ)	Swedish
Jesper Ovesen	Director, Skandinaviska Enskilda Banken AB (publ)	Danish
Carl Wilhelm Ros	Director, Skandinaviska Enskilda Banken AB (publ)	Swedish
Annika Falkengren	President and Chief Executive Officer and Member of the Board of Directors, Skandinaviska Enskilda Banken AB (publ)	Swedish
Executive Committee
Jan Erik Back	Executive Vice President and Chief Financial Officer, Skandinaviska Enskilda Banken AB (publ)	Swedish
Magnus Carlsson	Executive Vice President and Head of Merchant Banking, Skandinaviska Enskilda Banken AB (publ)	Swedish
Martin Johansson	Executive Vice President and Head of Business Support, Skandinaviska Enskilda Banken AB (publ)	Swedish
Anders Johnsson	Head of Wealth Management, Skandinaviska Enskilda Banken AB (publ)	Swedish
Mats Torstendahl	Executive Vice President and Head of Retail Banking, Skandinaviska Enskilda Banken AB (publ)	Swedish
Johan Andersson	Chief Risk Officer, Skandinaviska Enskilda Banken AB (publ)	Swedish
Viveka Hirdman-Ryrberg	Head of Group Communications, Skandinaviska Enskilda Banken AB (publ)	Swedish
Ulf Peterson	Head of Human Resources, Skandinaviska Enskilda Banken AB (publ)	Swedish